EXHIBIT 10.3

EXECUTION VERSION

THIS WARRANT AND OPTION AGREEMENT AND THE UNITS ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 8 OF THIS WARRANT AND OPTION AGREEMENT, THIS WARRANT AND THE UNITS ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT AND OPTION AGREEMENT

This Warrant and Option Agreement (“Agreement”) is executed as of January 15, 2019, by Lexaria Nicotine LLC, a Delaware limited liability company (the “Company”) and Lexaria Bioscience Corp., a Nevada corporation (“Company Holdings”), in favor of Altria Ventures Inc., a Virginia corporation (the “Initial Holder”), in accordance with the terms and subject to the conditions set forth in this Agreement. The Company, Company Holdings and the Initial Holder are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Initial Holder has undertaken to make an investment (“Company Investment”) in the Company pursuant to that certain Investment Agreement, dated January 15, 2019, between the Initial Holder, the Company and Company Holdings (the “Investment Agreement”);

WHEREAS, the Initial Holder and the Company have entered into that certain License Agreement by and between the Initial Holder and the Company, effective as of January 15, 2019 (the “License Agreement”);

WHEREAS, in connection with the Company Investment by the Initial Holder and the License Agreement, the Company and Company Holdings desire to grant to the Initial Holder (i) warrants (each, a “Warrant” and, collectively, the “Warrants”) to subscribe for a certain number of Class B membership units of the Company (the “Class B Units”), and (ii) the Purchase Option (defined below); and

WHEREAS, the execution of this Agreement and the grant of the Warrants and the Purchase Option are a condition to Initial Holder entering into the License Agreement and a condition to the closing of the transactions contemplated by the Investment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company, Company Holdings and the Initial Holder, on its behalf and on behalf of all subsequent registered holders of the Warrants (each, a “Holder” and, collectively, the “Holders”), agree as follows:

1. Definitions. All capitalized terms that are not defined in this Agreement shall have the meaning ascribed to such terms in the License Agreement.

2. Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Initial Holder:

(a) the number of Warrants evidencing a right to acquire membership interests equal to 17.5% of the Company’s membership interests on a fully-diluted and as-converted basis on the date of the occurrence of the First Warrant Tranche Trigger (as defined below) (the “First Warrant Tranche”). Each Warrant in the First Warrant Tranche initially shall be exercisable for thirty two (32) fully-paid Class B Units (the “First Warrant Units”). The purchase price per First Warrant Unit to be paid by a Holder for First Warrant Units shall be [**]1 each, subject to adjustment in Section 14 and Section 15 of this Agreement (the “First Warrant Tranche Exercise Price”).

(b) the number of Warrants equal to 8.9% of the Company’s membership interests on a fully-diluted and as-converted basis on the date of the occurrence of the Second Warrant Tranche Trigger (as defined below) (the “Second Warrant Tranche”). Each Warrant in the Second Warrant Tranche initially shall be exercisable for twenty four (24) fully-paid Class B Units (the “Second Warrant Units” and together with the First Warrant Units, each a “Warrant Unit” and, collectively, the “Warrant Units”). The purchase price per Second Warrant Unit to be paid by a Holder for Second Warrant Units shall be [**]2 each, subject to adjustment in Section 14 and Section 15 of this Agreement (the “Second Warrant Tranche Exercise Price”, and together with the First Warrant Tranche Exercise Price, the “Exercise Price”).

3. Warrant Certificates. The Warrants shall be evidenced by one or more warrant certificates, which shall be substantially in the form attached to this Agreement as Exhibit A (“Warrant Certificates”). The Warrant Certificates shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any law, rule or regulation applicable to the Company, the Warrants or the Warrant Units. The Warrant Certificates shall be duly executed by the Company.

4. Term of Warrants.

(a) With respect to the First Warrant Tranche, the Warrants may not be exercised until the date that the Holder provides written notice to the Company that the Holder has determined in its reasonable discretion that the research objectives set forth on Exhibit B (the “Phase 1 Research Objectives”) have been satisfied or waived (the “First Warrant Tranche Trigger”). The Company and Company Holdings shall use reasonable best efforts to complete the Phase 1 Research Objectives and cause the First Warrant Tranche Trigger to occur no later than [**]3 after the date of this Agreement. The Warrants included in the First Warrant Tranche shall expire at 11:59 p.m., New York, New York time on the date that is three (3) months after the First Warrant Tranche Trigger (the “Expiration Time of the First Warrant Tranche”).

(b) With respect to the Second Warrant Tranche, the Warrants may not be exercised until the date that the Holder provides written notice to the Company that the Holder has determined in its reasonable discretion that the research objectives set forth on Exhibit C (the “Phase 2 Research Objectives”) have been satisfied or waived (the “Second Warrant Tranche Trigger”). The Company and Company Holdings shall use reasonable best efforts to complete the Phase 2 Research Objectives and cause the Second Warrant Tranche Trigger to occur no later than [**]4 following a Holder’s exercise of the First Warrant Tranche. The Warrants included in the Second Warrant Tranche shall expire at 11:59 p.m., New York, New York time on the date that is three (3) months after the Second Warrant Tranche Trigger (the “Expiration Time of the Second Warrant Tranche,” and together with the Expiration Time of the First Warrant Tranche, the “Expiration Time”).

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1 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

2 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

3 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

4 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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5. Exercise of Warrants.

(a) A Holder may exercise Warrants evidenced by a Warrant Certificate in whole, but not in part, at any time prior to the applicable Expiration Time by delivering to the President of the Company (i) the Warrant Certificate; (ii) a written notice in the form attached to this Agreement as Exhibit D (an “Exercise Notice”); and (iii) payment either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company, in each case for the full amount of the aggregate Exercise Price of the Warrant Units being acquired.

(b) Upon the written request of Holder delivered to the Company in connection with the Exercise Notice, the Company and Company Holdings shall provide an officer’s certificate giving representations and warranties to the Initial Holder or to such duly authorized assigns in substantially the same form and content as those representations and warranties given by the Company and Company Holdings in Article IV of the Investment Agreement, which representations and warranties may be qualified in a schedule to such officer’s certificate.

(c) Upon the written request of Holder delivered to the Company in connection with the Exercise Notice, the Company and Company Holdings shall execute an amendment to the Investment Agreement that effects a bring-down of the indemnity in Article VII of the Investment Agreement to the date of the exercise of the Warrant, as adjusted to reflect Company Holdings’ proportional ownership interest in the Company.

(d) Upon the written request of the Company delivered to the Holder immediately following receipt of the Exercise Notice, the Holder shall provide an officer’s certificate giving representations and warranties to the Company in substantially the same form and content as those representations and warranties given by the Initial Holder in Article V of the Investment Agreement, which representations and warranties may be qualified in a schedule to such officer’s certificate.

6. Grant and Exercise of Purchase Option.

(a) Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Company Holdings hereby grants to the Initial Holder the exclusive option to purchase all of the outstanding Ownership Interests (as defined in the Investment Agreement) of the Company owned by Company Holdings (the “Purchase Option”). For the purpose of clarity, such Ownership Interests are currently comprised of 100 Class A membership units of the Company.

(b) If the Second Warrant Tranche is exercised, the Company and Company Holdings shall use reasonable best efforts to complete research objectives set forth on Exhibit E (the “Phase 3 Research Objectives”) no later than [**]5 following a Holder’s exercise of the Second Warrant Tranche. The Holder may exercise, in its sole discretion, the Purchase Option during the period beginning on the date that is the first anniversary of the date that the Holder provides written notice to the Company that the Holder has determined in its reasonable discretion that the Phase 3 Research Objectives have been satisfied or waived (the “Phase 3 Completion Date”) and ending at 11:59 p.m., New York, New York time on the fifth anniversary of such Phase 3 Completion Date (the “Purchase Option Term”) by providing written notice to Company Holdings at least sixty (60) days prior to the desired exercise date (the “Purchase Option Notice”).

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5 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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(c) Upon receipt of a Purchase Option Notice, the Company shall engage, upon the mutual agreement of the Holder and Company Holdings, a professional or group of professionals with significant experience valuing businesses in the sale of business context (the “Qualified Appraiser”) to value the Company (a “Request for Valuation”). The Company shall cooperate with and facilitate the Qualified Appraiser’s work, including providing all reasonable assistance, relevant documentation and due diligence information and access to its management and personnel as requested by the Qualified Appraiser. The appraisal provided by the Qualified Appraiser will be calculated on a fair market value basis as of the Purchase Option Notice and will set forth an equity value of the Company, and such equity value will be adjusted by the Company’s indebtedness (the “Appraised Value”). The Qualified Appraiser shall report its Appraised Value in writing simultaneously to the Company and each Member within forty-five (45) days after receiving the Request for Valuation, which report shall include supporting analysis for its Appraised Value. The parties shall express a preference for the Qualified Appraiser to arrive at a single amount for the Appraised Value, rather than a range, however, in the event the Qualified Appraiser provides a valuation range, the midpoint of the range will be used. The fees and expenses of the Qualified Appraiser shall be borne by the Company.

(d) Following the determination of the Appraised Value, Holder shall calculate the purchase price for Company Holdings’ Class A Units (the “Option Purchase Price”) as provided in this paragraph. The Option Purchase Price will equal [**]6 The Holder shall provide the calculation of the Option Purchase Price to Company Holdings within five (5) business days following the determination of the Appraised Value (the “Option Purchase Price Calculation”).

Within fifteen (15) business days following the Holder’s delivery of the Option Purchase Price Calculation to Company Holdings (the “Purchase Option Election Period”), the Holder may elect to exercise its Purchase Option; however, the Holder will not be obliged to exercise the Purchase Option. If the Holder elects not to exercise its Purchase Option, then the Holder may deliver additional Purchase Option Notices and initiate additional Due Diligence Periods (defined below) at any time during the Purchase Option Term at its sole discretion provided, however, the Holder shall only be entitled to deliver another Purchase Option Notice and initiate another Due Diligence Process once per the Company’s fiscal year.

(e) As soon as reasonably practicable (but in no event later than thirty (30) days) following a Holder’s election to exercise its Purchase Option, the Holder and Company Holdings will enter into an Equity Purchase Agreement that will contain customary terms and conditions, including representations, warranties, covenants and indemnities, which will be mutually agreed upon, and such other documents contemplated by such Equity Purchase Agreement (the “Definitive Documents”). The Holder and Company Holdings will close the transaction as soon as reasonably practicable following the execution of the Definitive Documents.

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6 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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(f) At any time and from time to time during the Purchase Option Term, subject to a limit of one Due Diligence Process (defined below) per financial quarter, the Holder may, at its sole election and upon 15 days’ advance written notice to Company Holdings (the “Due Diligence Notice”), initiate a full and complete due diligence investigation into the business affairs of the Company, including, without limitation, a financial, legal, commercial and compliance due diligence review of the foregoing (the “Due Diligence Process”). For sixty (60) days following receipt of the Due Diligence Notice (or such longer time as Company Holdings and the Holder may agree) (the “Due Diligence Period”), the Company and Company Holdings shall cooperate with and facilitate the Due Diligence Process, including providing all reasonable assistance, documentation and access to its management and personnel as requested by the Holder or the Holder’s advisors (including, but not limited to, such assistance, information and access as may be requested by the Holder or the Holder’s advisors to allow them to review and verify the calculation of Option Purchase Price). The Holder shall use commercially reasonable efforts to conduct the Due Diligence Process in such a manner as to minimize the disruption to the business of the Company and Company Holdings and all onsite due diligence shall be performed during normal business hours unless otherwise agreed to by the Company or Company Holdings, as applicable. All costs and expenses incurred by the Holder and its Affiliates and related to the Due Diligence Process shall be borne solely by the Holder.

(g) During the Purchase Option Term and, if applicable, through the date when the Holder and Company Holdings execute and deliver the applicable Definitive Documents, Company Holdings will not (i) solicit, initiate, or encourage the submission of any proposal or offer, or accept the same, from any person relating to the purchase of it Ownership Interests in the Company, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. If Company Holdings receives an offer related to any of the foregoing, Company Holdings shall give notice to the Holder within three (3) days of such receipt and provide a summary of terms and the identity of the third party.

7. Issuance of Warrants and Purchase Option.

(a) The Initial Holder and all subsequent Holders shall have the rights and obligations set forth in this Agreement.

(b) Upon the closing of the transactions contemplated by the exercise of the Purchase Option, Parent will deliver to the Holder a non-foreign person certificate in accordance with the requirements of Treasury Regulations Section 1.1445-2(b)(2) in form and substance satisfactory to the Holder.

8. Securities Law Representations and Related Provisions.

(a) Purchase Entirely for Own Account. This Agreement is made with the Initial Holder in reliance upon the Initial Holder’s representation to the Company, which by the Initial Holder’s execution of this Agreement, the Initial Holder hereby confirms, that the Warrants to be acquired by the Initial Holder will be acquired solely for the purpose of investment for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. The Holder (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants or Warrant Units and is capable of bearing the economic risks of such investment. The Holder is not acquiring the Warrants as a result of any “general solicitation” or “advertising”, as those terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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(b) Restrictions on Transfer and Exercise of the Warrants and Warrant Units. The Initial Holder acknowledges that neither the Warrants nor the Warrant Units have not been, and will not be, registered under the Securities Act. The Holder understands that the Warrants and Warrant Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Warrant or Warrant Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Warrant or the Warrant Units for resale except as set forth in the Limited Liability Company Agreement (as defined in the Investment Agreement). The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrant or the Warrant Units, and on requirements relating to the Company that are outside of the Holder’s control, and that the Company is under no obligation and may not be able to satisfy. The Holder understands that no public market now exists for the Warrant or the Warrant Units, and that the Company has made no assurances that a public market will ever exist for the Warrant or the Warrant Units. The Holder is an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Legends. This Agreement has the legend set forth on page one above. Certificates evidencing the Warrant Units shall be imprinted with a legend in substantially the following form unless a prospectus or registration statement relating to the Warrant Units is in effect under applicable laws and rules of the SEC and applicable state blue sky laws:

THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 8 OF THE WARRANT UNDER WHICH THESE UNITS WERE ISSUED (A COPY OF WHICH IS ON FILE WITH THE COMPANY), THESE UNITS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

9. Delivery of Warrant Units. Upon receipt of the items set forth in Section 5(a), and subject to the terms of this Agreement, the Company shall promptly and no later than five business days after the date of the Exercise Notice (i) allot and issue the Warrant Units to which a Holder is entitled following its delivery of an Exercise Notice, (ii) enter the Holder’s name (or its nominee’s or trustee’s name as appropriate) in the register of members of the Company as the holder of the Warrant Units issued to such Holder, and (iii) deliver to the Holder a certificate or certificates representing the number of Warrant Units to which the relevant Exercise Notice relates.

10. Registration of Transfer and Exchange. Subject to Section 5 of this Agreement:

(a) The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the “Securities Registrar”) shall register the holder of the Warrants and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar, with respect to the Warrants, shall be the President of the Company, and thereafter, the Securities Registrar, with respect to the Warrants, may be removed and/or appointed as authorized by the Company.

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(b) Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or its duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c) At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or its duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d) Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

11. Replacement of Warrant Certificates.

(a) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or its duly authorized assigns after compliance with Section 8, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(b) All Warrants shall be held and owned under the express condition that the provisions of this Section 11 are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

(c) Every new Warrant Certificate issued pursuant to this Section 11 shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

12. Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any other person and shall be unaffected by any notice to the contrary.

13. Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

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14. Anti-Dilution Protection.

(a) If the Company shall, at any time or from time to time after the date of this Agreement, (i) pay or make any distribution upon any membership interest of the Company payable in membership interests or other convertible securities, or (ii) subdivide (by any membership interest split, recapitalization or otherwise) its outstanding membership interests into a greater number of units, the Exercise Price in effect immediately prior to any such distribution or subdivision shall be proportionately reduced and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse membership interest split or otherwise) its outstanding membership interests into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 14(a) shall become effective at the close of business on the date the distribution, subdivision or combination becomes effective.

(b) In the event of any (i) capital reorganization of the Company, (ii) reclassification of the membership interest of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a membership interest distribution or subdivision, split-up or combination of units), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 14(a)), in each case which entitles the holders of membership interest to receive (either directly or upon subsequent liquidation) membership interest, securities or assets with respect to or in exchange for membership interest, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Units then exercisable under this Warrant, be exercisable for the kind and number of membership interests or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Units then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 14 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any membership interests, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per unit for the membership interest reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Units acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 14(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

15. Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 14 of this Agreement, the Company shall give written notice of the adjustment to the Holders. The notice shall state the Exercise Price as adjusted and the increased or decreased number of Class B Units purchasable upon the exercise of the Warrants and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of membership interest or other securities or property purchasable upon exercise of the Warrants.

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16. Miscellaneous.

(a) Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed and shall be deemed delivered and effective when delivered by hand, recognized overnight courier service, registered mail or electronic mail in .pdf format to the Party at its principal place of business (or such other address as designated in writing). A notice shall not be effective until received. Notices will be deemed received as follows: (i) if delivered by hand or overnight service, then on the date of delivery, (ii) if by registered mail, then on the fifth calendar day following posting, or (iii) if by electronic mail, then upon receipt with telephone confirmation thereof by the receiving Party to the sending Party.

(b) The Company shall, at all times, reserve and keep available for issue and allot and free from any pre-emptive rights such number of Class B Units that are from time to time sufficient to permit the exercise in full of all outstanding Warrants. The Company shall take all such action as may be necessary to ensure that all Warrant Units delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Warrant Units, be duly authorized, validly issued and fully paid.

(c) The Company shall ensure that the board of directors of the Company has all necessary authorizations to issue and allot such number of Warrant Units as will enable the exercise of the Warrants in full at any time during the term of this Agreement.

(d) The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other than any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates or of certificates for Warrant Units receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery of any Warrant Certificate or membership interest certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered or such Holder’s duly authorized successors or assigns.

(e) No Holder, in its capacity as such, shall be entitled to vote or receive distributions or shall be deemed for any other purpose the holder of the Warrant Units or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in its capacity as such, any of the rights of a member of the Company, including any right to vote for the election of directors or upon any matter submitted to members of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting members.

(f) Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Company, the Initial Holder and the subsequent Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company, Company Holdings and the Holders and for the benefit of no other person.

(g) This Agreement and other attachments hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior contemporaneous oral or written understandings or agreements between the Parties which relate to the subject matter hereof. No modification or amendment of the Agreement or any of its provisions shall be binding upon any Party unless made in writing and duly executed by authorized representatives of all Parties.

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(h) The headings and titles in this Agreement are for reference only and do not affect the interpretation of this Agreement. For purposes of this Agreement, the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation.” The Parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(i) Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including seeking specific performance or the rescission of issuances, grants, purchases, sales and other transfers not made in strict compliance with this Agreement). The breaching Party must pay all costs reasonably incurred by the non-breaching Party in pursuing enforcement, including reasonable attorneys’ fees and court costs, but only if the non-breaching Party is successful in the enforcement action.

(j) This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of any Party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Richmond, Virginia, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Each Party will bear its own costs in respect of any disputes arising under this Agreement. Each of the Parties to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia and appellate courts thereof or any Virginia State Court sitting in Henrico County, Virginia for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby

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(k) ANY CONTROVERSY THAT MIGHT ARISE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. CONSEQUENTLY, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY Proceeding a Party brings under or relating to this Agreement or any OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IN THE EVENT OF LITIGATION THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, (B) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE WAIVER, (C) THE PARTY MAKES THE WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) THE PARTY AND EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(k). Any Party may file an original counterpart or a copy of this Agreement with any court as written and conclusive evidence of the consent of each party to the waiver of its right to trial by jury.

(l) A Holder will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign Tax law. In the event that any amount is so deducted and withheld, such amount will be treated for all purposes of this Agreement as having been paid to the applicable recipient.

11

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

LEXARIA NICOTINE LLC

By:	/s/ Chris Bunka
Name:	Chris Bunka
Title:	Chief Executive Officer

LEXARIA BIOSCIENCE CORP.

By:	/s/ Chris Bunka
Name:	Chris Bunka
Title:	Chief Executive Officer

Acknowledged and Agreed as of the date first above written:

ALTRIA VENTURES INC.
By:	/s/ David Wise
Name:	David Wise
Title:	President
Address:

[Signature Page to Warrant and Option Agreement Agreement]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

No. [____]

THIS WARRANT CERTIFICATE AND THE UNITS ISSUABLE UNDER THAT CERTAIN WARRANT AND OPTION AGREEMENT, DATED AS OF January ___, 2019, BY Lexaria Nicotine LLC, a Delaware limited liability company (THE “COMPANY”), IN FAVOR OF THE INITIAL HOLDER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 8 OF THE AGREEMENT, THIS WARRANT CERTIFICATE AND THE UNITS ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

______________________

WARRANT CERTIFICATE

This Warrant Certificate certifies that [_____], a [_____], (the “Initial Holder”) or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid Class B Units (“Warrant Units”) of Lexaria Nicotine LLC, a Delaware limited liability company (the “Company”) calculated pursuant to Section 2 of the Agreement, at the Exercise Price set forth in Section 2 of the Agreement (defined below) (the “Warrant”).

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to that certain Warrant and Option Agreement, dated as of January 15, 2019 by the Company and Lexaria Bioscience Corp., a Nevada corporation in favor of the Initial Holder, as the same may be amended from time to time (the “Agreement”), which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede.

With respect to the First Warrant Tranche (defined in the Agreement), this Warrant may not be exercised until the First Warrant Tranche Trigger. The Warrants included in the First Warrant Tranche shall expire at 11:59 p.m., New York, New York time on the date that is three (3) months after the First Warrant Tranche Trigger.

With respect to the Second Warrant Tranche (defined in the Agreement), this Warrant may not be exercised until the Second Warrant Tranche Trigger. The Warrants included in the Second Warrant Tranche shall expire at 11:59 p.m., New York, New York time on the date that is three (3) months after the Second Warrant Tranche Trigger.

Upon the First Warrant Tranche Trigger and the Second Warrant Tranche Trigger (each term as defined in the Agreement), Schedule I to this Warrant shall be updated to reflect the number and series of membership interests for which this Warrant may be exercised with respect to the First Warrant Tranche and the Second Warrant Tranche, respectively.

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole, but not in part, at any time prior to the applicable Expiration Time by delivering to the President of the Company (i) the Warrant Certificate; (ii) an Exercise Notice; and (iii) payment either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company, in each case for the full amount of the aggregate Exercise Price of the Warrant Units being acquired.

Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Warrant Units acquired by exercise of this Warrant.

The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company shall issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or its duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

Nothing contained in this Warrant Certificate shall be construed to confer upon any Holder, in its capacity as such, any of the rights of a member of the Company, including any right to vote for the election of directors or upon any matter submitted to members of the Company at any meeting thereof, to give or withhold consent to any corporate action, to receive notices of meetings or other actions affecting members, or to receive distributions in respect of the Warrant Units or other securities which may at any time be issuable upon the exercise of the Warrants.

Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when delivered by hand, recognized overnight courier service, registered mail or electronic mail in .pdf format to the Company, at its principal place of business (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company. Notices will be deemed received as follows: (a) if delivered by hand or overnight service, then on the date of delivery, (b) if by registered mail, then on the fifth calendar day following posting or (c) if by electronic mail, then upon receipt with telephone confirmation thereof by the receiving party to the sending party.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _________, 20__

LEXARIA NICOTINE LLC

By:
Name:
Title:

Acknowledged and Agreed as of the date first above written:

ALTRIA VENTURES INC.

By:
Name:
Title:

Schedule I

Tranche	Tranche Trigger Date	Number of Units
First Warrant Tranche	[________]	[________]
Second Warrant Tranche	[________]	[________]

EXHIBIT B

PHASE 1 RESEARCH OBJECTIVES

[**]7

______________

7 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT C

PHASE 2 RESEARCH OBJECTIVES

[**]8

______________

8 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion

EXHIBIT D

FORM OF EXERCISE NOTICE

[DATE]

[_____], a [_____], or a registered assign (the “Holder”), is the registered holder of a warrant to purchase the number of fully-paid Class B Units (“Warrant Units”), of Lexaria Nicotine LLC, a Delaware limited liability company (the “Company”), at the Exercise Price set forth in Section 2 of the Warrant and Option Agreement between the Company, Lexaria Bioscience Corp., a Nevada corporation and the Holder dated December ___, 2018 (the “Warrant”). Capitalized terms used but not defined in this Exercise Notice shall have the meanings given to them in the Warrant.

The Holder hereby delivers to the Company this Exercise Notice pursuant to Section 5 of the Warrant for the following number of Warrant Units: ________________.

Pursuant to Section 5, the Holder hereby delivers to the Company concurrently with this Exercise Notice the Holder’s Warrant Certificate. Holder shall make payment of the aggregate Exercise Price for the Warrant Units being exercised pursuant to this Exercise Notice in an amount of $[ ] upon the instruction of the Company by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company. The Holder confirms that the representations and warranties related to the Holder set forth in Section 8 of the Warrant are true and correct as of the date first written above.

IN WITNESS WHEREOF, the Holder has caused this Exercise Notice to be executed by a duly authorized officer as of the date first above written.

[_____]

Name:
Title:

EXHIBIT E

PHASE 3 RESEARCH OBJECTIVES

[**]9

__________________

9 [**] – Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.